UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 12, 2004


                               FRESH CHOICE, INC.
             (Exact name of registrant as specified in its charter)

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        Delaware                         0-20792                  77-0130849
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


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                               485 Cochrane Circle
                          Morgan Hill, California 95037
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 776-0799




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 3. Bankruptcy or Receivership

     On July 12, 2004, Registrant filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California. The case has been assigned to the Honorable Arthur Weissbrodt and will be administered under case number 04-54318 (ASW). The filing is intended to allow Registrant to remain in possession of its assets and properties, and Registrant's existing directors and officers will continue to oversee operation of Registrant's business as a debtor-in-possession, subject to supervision and orders of the Bankruptcy Court of matters outside the ordinary course of business.

     A copy of Registrant's press release dated July 11, 2004 announcing the bankruptcy filing is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.


Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.    Description
-----------    -----------

  99.1 Press release dated July 11, 2004 announcing that the Company has closed ten locations and intends to file a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the Northern District of California.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FRESH CHOICE, INC.


Date: July 12, 2004             By: /s/ David E. Pertl
                                    --------------------------------------------
                                    David E. Pertl
                                    Executive Vice President and Chief Financial
                                    Officer (Principal Financial and Accounting
                                    Officer)


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------

  99.1 Press release dated July 11, 2004 announcing that the Company has closed ten locations and intends to file a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the Northern District of California.